Navan Names Aurélien Nolf as Chief Financial Officer
Seasoned Finance Executive Brings Modern, Technology-First Mindset to CFO Role
PALO ALTO, CA — February 11, 2026 — Navan (NASDAQ: NAVN), the global AI-powered business travel and expense platform, today announced the appointment of Aurélien Nolf as Chief Financial Officer, effective March 2, 2026.
Nolf is a seasoned finance and business leader with more than 20 years of international public company experience in FP&A, controllership, investor relations, and public accounting. As VP, Head of FP&A and Investor Relations at Lyft, Nolf has played an important role in that company’s ongoing transformation by improving forecasting processes, leading a series of projects that achieved sustainable profitability and free cash flow, and advancing investor targeting and marketing efforts. Prior to Lyft, he spent 15 years at Electronic Arts, serving in various finance leadership roles. He began his career in the public accounting and audit practice at PwC in Lyon, France.
“Aurélien is the kind of CFO you hire when you plan to win,” says Navan co-founder and CEO Ariel Cohen. “He joined Navan because he believes in our team, our product, and our leadership in AI-powered travel and expense. He knows how to scale complex public companies and build alongside the teams that deliver for our customers.”
“I’m excited to join Navan, which operates at the intersection of everything I value in finance – real-time data, end-to-end automation, and operational transparency,” says Nolf. “As a Navan customer at Lyft, I know why companies value the platform so much: its AI foundation delivers a seamless experience for end users and significant savings for budget holders. Navan has the unique ability to redefine travel for both businesses and frequent travelers by leveraging its deep industry experience. My goal is to ensure that the Company’s financial foundation is as cutting-edge and agile as the experience we deliver for our users.”
Navan replaces legacy T&E systems and outdated travel agencies with a modern travel and expense platform that makes travel easy for every frequent traveler. Through early implementation of AI technology, Navan helps travelers, businesses, and suppliers – such as airlines, hotels, and rail carriers – win. Travelers are able to book their personalized trips within minutes, receive industry-leading support within seconds, and fully automate their expenses. Companies also gain real-time control and visibility on their T&E spend, while suppliers are able to offer their inventory to more travelers directly. Navan’s AI helps over 10,000 companies make millions of bookings each year while saving time, cutting costs, and unlocking powerful data and insights.
This appointment follows the recent announcement of Shai Weiss to Navan’s Board of Directors and key enterprise wins for the company, including Yahoo and Axel Springer.

Forward-Looking Statements

All statements in this press release other than statements of historical fact could be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Such statements are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks and other factors include the risks described under the caption “Risk Factors” in Navan’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on December 15, 2025 and in other reports Navan files from time to time with the SEC. Except as required by law, Navan undertakes no obligation, and does not intend, to update these forward-looking statements.
About Navan
Navan is the global AI-powered business travel, and expense platform that makes travel easy for frequent travelers. From finding flights and hotels, to automating expense reconciliation, with 24/7 support along the way, Navan delivers an intuitive experience travelers love and finance teams rely on. See how Navan customers benefit and learn more at navan.com.

Contacts
Investor Relations: investors@navan.com
Media: press@navan.com